                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


The Board of Directors and Stockholders of
Cardtronics, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.


As discussed in Note 1 to the Consolidated Financial Statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, on January 1, 2003.


                                                 /s/ KPMG LLP

Houston, Texas
April 16, 2004